EXHIBIT 7.08



                                                              August 28, 2006


To:      Knight Holdco LLC
         The Other Members Listed on Schedule B

Re:      Acquisition of Kinder Morgan, Inc.



Ladies and Gentlemen:

          Reference is made to (1) the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among Kinder Morgan, Inc., a Kansas corporation (the "Company"), Knight Holdco LLC, a Delaware limited liability company ("Parent"), and Knight Acquisition Co., a Kansas corporation and wholly owned subsidiary of Parent ("Merger Sub"), and pursuant to which Merger Sub will be merged with and into the Company (the "Merger") and (2) the Limited Liability Company Agreement of Parent, dated as of the date hereof (the "Interim LLC Agreement"), by and among GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V GmbH & CO. KG, GS Capital Partners V Institutional, L.P., GS Global Infrastructure Partners I, L.P. and The Goldman Sachs Group, Inc. (collectively, "GS"), Carlyle Partners IV, L.P. ("Carlyle"), Carlyle/Riverstone Global Energy and Power Fund III, L.P. ("Riverstone") and AIG Knight LLC ("AIG" and, together with GS, Carlyle and Riverstone, the "Investor Members" and each an "Investor Member") and Richard D. Kinder (the "Management Group Member" and, together with the Investor Members, the "Members"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement and the Interim LLC Agreement, as appropriate. This letter is being delivered to the addressees in connection with the execution of the Merger Agreement by the Company, Parent and Merger Sub.

          This letter confirms the commitment of the undersigned, subject to the conditions set forth herein, to purchase, or cause an assignee permitted by the fifth paragraph of this letter (a "Permitted Assignee") to purchase, in the aggregate, Class A units of Parent ("Subscribed Shares") for an aggregate purchase price equal to the dollar commitment set forth next to the undersigned's name on Schedule A (the "Commitment") solely for the purpose of funding, and to the extent necessary to fund, the Merger Consideration pursuant to and in accordance with the Merger Agreement and to pay fees and expenses contemplated thereby; provided, however, that the undersigned and its Permitted Assignees shall not, under any circumstances, be obligated to contribute to, purchase equity or debt of or otherwise provide funds to Parent in connection with its formation in any amount in excess of the Commitment. The obligation of the undersigned and its Permitted Assignees to fund the Commitment is subject to the consummation of the Merger and the terms of this letter, and the funding will occur contemporaneous with the consummation of the Merger and the simultaneous issuance to the undersigned of the Subscribed Shares.

          This letter, and the undersigned's obligation to fund the Commitment, will terminate automatically and immediately upon the earliest to occur of (a)



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the Effective Time (at which time the obligation shall be discharged), (b) the termination of the Merger Agreement, (c) the Members representing a majority of the Equity Commitments of the Members agreeing to simultaneously terminate this letter and the corresponding letters delivered by each of the Investor Members,
(d) the undersigned becomes a Terminating Investor Member and (e) the assertion by the Company or any of its affiliates in any litigation or other proceeding of any claim under any guarantee of any Investor Member or its affiliate in connection herewith (each a "Guarantee").

          The undersigned represents and warrants to Parent that: (i) the undersigned has the requisite capacity and authority to execute and deliver this letter and to fulfill and perform the undersigned's obligations hereunder and
(ii) this letter has been duly and validly executed and delivered by the undersigned and constitutes a legal, valid and binding agreement of the undersigned enforceable by the addressees against the undersigned in accordance with its terms.

          The rights and obligations under this letter may not be assigned by any party hereto without the prior written consent of Parent and each Member, and any attempted assignment shall be null and void and of no force or effect, except as permitted in this paragraph. The undersigned may assign all or a portion of its obligations to fund the Commitment to one or more of its affiliated funds, entities and investment vehicles and to co-investors where the undersigned retains direct or indirect control over voting and disposition; provided, however, that no assignment shall relieve the undersigned of its obligations under this letter. This letter may not be amended, and no provision hereof waived or modified, except by an instrument in writing signed by Parent and the undersigned and approved in writing by each Member, except that this letter and Schedule A may be amended by sole action of the undersigned solely to reflect the addition of one or more Permitted Assignees of all or a portion of the undersigned's obligations to fund the Commitment as and to the extent provided for in the immediately preceding sentence.

          This letter shall be binding on the undersigned solely for the benefit of the addressees, and nothing set forth in this letter shall be construed to confer upon or give to any person other than the addressees any benefits, rights or remedies under or by reason of, or any rights to enforce or cause such addressee to enforce, the Commitment or any provisions of this letter.

          Notwithstanding anything that may be expressed or implied in this letter, the addressees, by their acceptance of the benefits of this letter, covenant, agree and acknowledge that no person other than the undersigned (and to the extent a portion of the commitment is assigned to one or more Permitted Assignees, such Permitted Assignees) shall have any obligation hereunder and that, notwithstanding that the undersigned (and to the extent a portion of the commitment is assigned to one or more Permitted Assignees, such Permitted Assignees) may be a partnership or limited liability company, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee (other than a Permitted Assignee) of the undersigned (and to the extent a portion of the commitment is assigned to one or more Permitted Assignees, such Permitted Assignees) or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee (other than a Permitted Assignee) of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it


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being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee (other than a Permitted Assignee) of the undersigned (and to the extent a portion of the commitment is assigned to one or more Permitted Assignees, such Permitted Assignees) or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee (other than a Permitted Assignee) of any of the foregoing, as such, for any obligations of the undersigned (and to the extent a portion of the commitment is assigned to one or more Permitted Assignees, such Permitted Assignees) under this letter or any documents or instrument delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligations or their creation.

          This letter may only be enforced by the addressees in accordance with
Section 4.7 of the Interim LLC Agreement. Parent's creditors shall have no right to enforce this letter or to cause Parent to enforce this letter.

          Concurrently with the execution and delivery of this letter, the undersigned is executing and delivering to the Company a Guarantee related to Parent's and Merger Sub's obligations under the Merger Agreement. The Company's remedies against the undersigned under the Guarantee shall, and are intended to be, the sole and exclusive direct or indirect remedies available to the Company against the undersigned and any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of the undersigned or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement and the transactions contemplated thereby, including in the event Parent or Merger Sub breaches its respective obligations under the Merger Agreement, whether or not Parent's or Merger Sub's breach is caused by the undersigned's breach of its obligations under this letter. Nothing in this letter, express or implied, is intended to or shall confer upon any person, other than Parent and the Members, any right, benefit or remedy of any nature whatsoever under or by reason of this letter. The remedies of the Company and the other addressees of this letter for a breach of this letter shall be limited to those provided in Section 4.7 of the Interim LLC Agreement.

          This letter shall be treated as confidential and is being provided to the addressees solely in connection with the Merger. This letter may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Majority Members. The foregoing notwithstanding, and without prejudice to the sixth paragraph of this letter, this letter may be provided to the Company if the Company agrees to treat this letter as confidential, except that the Company and the undersigned may disclose the existence of this letter to the extent required by law, the applicable rules of any national securities exchange or in connection with any SEC filings relating to the Merger.

          This letter may be executed in counterparts and by facsimile. This letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the laws of another State to otherwise govern this Agreement. The parties hereto hereby (a) submit to the


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personal jurisdiction of Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over an action or proceeding, in the United States District Court for the District of Delaware, and (b) waive any claim of improper venue or any claim that those courts are an inconvenient forum. The parties hereto agree that mailing of process or other papers in connection with any action or proceeding in the manner provided in Section 8.7 of the Merger Agreement or in such other manner as may be permitted by applicable laws, will be valid and sufficient service thereof.

          EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.


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                                        Very truly yours,



                                        CARLYLE/RIVERSTONE GLOBAL ENERGY AND
                                        POWER FUND III, L.P.

                                        By:  Carlyle/Riverstone Energy Partners
                                             III, L.P., its General Partner

                                        By:  C/R Energy GP III, LLC, its General
                                             Partner



                                        By:/s/ Pierre F. Lapeyre, Jr.
                                           ----------------------------
                                        Name:  Pierre F. Lapeyre, Jr.
                                        Title:  Authorized Person




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Accepted and Acknowledged:

KNIGHT HOLDCO LLC


By: /s/Henry Cornell
    ----------------------------
     Name: Henry Cornell
     Title:  Authorized Person


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KNIGHT ACQUISITION CO.



By: /s/Henry Cornell
    ----------------------------
     Name: Henry Cornell
     Title:  Authorized Person



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 GS CAPITAL PARTNERS V FUND, L.P.

 By:  GSCP V Advisors, L.L.C., its General Partner

 By: /s/Henry Cornell
    ----------------------------
     Name: Henry Cornell
     Title:



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CARLYLE PARTNERS IV, L.P.

By:  TC Group IV, L.P. its General Partner

By:  TC Group IV, L.L.C., its General Partner

By:  GC Group, L.L.C., its Sole Member

By:  TCG Holdings, L.L.C.

By: /s/Glenn A. Youngkin
    ----------------------------
    Name: Glenn A. Youngkin
    Title:


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AIG KNIGHT LLC




By:/s/ James McGinnis
    ----------------------------
Name:  James McGinnis
Title:  Managing Director

     /s/Richard D. Kinder
    ----------------------------
    Richard D. Kinder








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                                                                      Schedule A



------------------------------------------- ------------------------------------
                INVESTOR                               DOLLAR COMMITMENT
------------------------------------------- ------------------------------------
Carlyle/Riverstone Global Energy and                     $988,802,718
         Power Fund III, L.P.
------------------------------------------- ------------------------------------



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                                                                      Schedule B

                                  OTHER MEMBERS

                        GS Capital Partners V Fund, L.P.
                    GS Capital Partners V Offshore Fund, L.P.
                       GS Capital Partners V GmbH & CO. KG
                    GS Capital Partners V Institutional, L.P.
                    GS Global Infrastructure Partners I, L.P.
                          The Goldman Sachs Group, Inc.
                            Carlyle Partners IV, L.P.
                                 AIG Knight LLC
                                Richard D. Kinder